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                                                                    EXHIBIT 99.1

                                  (LETTERHEAD)



Date         November 25, 1998                         Contact    Amy M. Dunaway
For Release  Immediately                               Telephone  (334) 834-5483


                        THE ENSTAR GROUP, INC. ANNOUNCES
                              INVESTMENT IN B-LINE

     Montgomery, Alabama - November 25, 1998. The Enstar Group, Inc. ("Enstar") (ESGR:OTC) today announced that it has made an investment in B-Line LLC ("B-Line"). B-Line is a privately owned company based in Seattle, Washington, that provides services to credit card issuers and other holders of similar receivables.

     Enstar has invested $950,000 in membership units of B-Line, representing approximately 8.77% of the presently outstanding units of B-Line. Enstar has also purchased a one-year warrant to acquire additional B-Line units, with an aggregate exercise price of $950,000. Other investors also purchased membership units and warrants in B-Line. If Enstar and the other investors with outstanding B-Line warrants and options were to exercise those warrants and options, Enstar would own approximately 13.89% of B-Line.


                                    *  *  *


     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Quarterly Report on Form 10-Q for the nine-months ended September 30, 1998, and are hereby incorporated herein by reference.


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